UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 29, 2020

SILK ROAD MEDICAL, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-38847	20-8777622
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
1213 Innsbruck Drive
Sunnyvale, California 94089
(Address of principal executive office) (Zip Code)
(408) 720-9002
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, Par Value $0.001 Per Share	SILK	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Director

On September 29, 2020, the board of directors (the “Board”) of Silk Road Medical, Inc. (the “Company”) appointed Rick Anderson as a member of the Board, effective October 1, 2020, to serve as a Class I director, with a term expiring at the Company’s annual meeting of stockholders in 2023.

Mr. Anderson has served as the Chairman and Managing Director of Revival Healthcare Capital, a private investment firm, since January 2018. From September 2018 to October 2019, Mr. Anderson served as Chief Executive Officer and Chairman of the board of directors of ConvaTec Group Plc, a publicly traded medical products and technologies company. From 2008 to January 2018, Mr. Anderson served as a Managing Director at PTV Healthcare Capital, a venture capital and private equity firm specializing in the healthcare and life sciences industries. Since October 2013, Mr. Anderson has served as a member of the board of directors of Apollo Endosurgery, Inc., a publicly traded medical technology. Since September 2018, Mr. Anderson has served as director of ConvaTec Group Plc, a public company in the U.K. specializing in medical products and related technologies. Mr. Anderson previously served as Chairman of the Board and Chief Executive Officer of ConvaTec Group Plc. and as the Company Group Chairman of Johnson & Johnson and Worldwide Franchise Chairman of Cordis Corporation. From 2008 to December 2014, Mr. Anderson served as a director of Intersect ENT, Inc., a publicly traded medical device company. Mr. Anderson has also served on the board of directors for private medical companies, including as the Chairman of the board of directors for Cardiva Medical, Inc., a privately held medical device company, Cardiologs, a leading cardiovascular artificial intelligence company and on the Executive Advisory Board of LEK Consulting, a leading healthcare consulting firm. Mr. Anderson holds a B.B.A. in Marketing from Mississippi State University. The Company believes Mr. Anderson’s extensive industry knowledge and leadership experience as an executive and as a member of the boards of directors of multiple public and private medical device and biotechnology companies qualify him to serve on the Board.

As compensation for his service on the Board, Mr. Anderson will receive the Company’s standard compensation for non-employee directors, which is described under the heading “Director Compensation” in the Company’s definitive proxy statement relating to the Company’s annual meeting of stockholders in 2020, filed with the Securities and Exchange Commission on May 28, 2020.

The Company also entered into an indemnification agreement with Mr. Anderson in connection with his appointment to the Board. The indemnification agreement is in substantially the same form as the Company’s standard form of indemnification agreement, a copy of which was filed as Exhibit 10.1 to the Company’s Registration Statement on Form S-1 (File No. 333-230045), filed with the Securities and Exchange Commission on March 4, 2019.

There are no family relationships between Mr. Anderson and any director or executive officer of the Company, and the Company has not entered into any transactions with Mr. Anderson that would require disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Mr. Anderson and any other person pursuant to which Mr. Anderson was appointed as a director of the Company.

On October 1, 2020, the Company issued a press release announcing Mr. Anderson’s appointment to the Board of Directors. The press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release of Silk Road Medical, Inc. dated as of October 1, 2020.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

SILK ROAD MEDICAL, INC.

Date: October 1, 2020	By:	/s/ Erica J. Rogers
Erica J. Rogers
Chief Executive Officer